EXHIBIT 14(b)

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------


We hereby consent to the incorporation by reference in this Prospectus/Proxy Statement on Form N-14 of our reports dated January 20, 2005, relating to the financial statements and financial highlights which appear in the December 31, 2004 Annual Reports to Shareholders of Bank Investment Fund - Fund One and Bank Investment Fund - Liquidity Fund which are also incorporated by reference into the Prospectus/Proxy Statement.


Parent, McLaughlin & Nangle, Certified Public Accountants, Inc.

/s/ Parent, McLaughlin & Nangle

Boston, Massachusetts

August 25, 2005